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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
American Dental Partners, Inc.:

     We consent to the use of our report on the consolidated financial statements of American Dental Partners, Inc. as of December 31, 2000 and 2001 and for each of the years in the three-year period ended December 31, 2001 dated February 15, 2w002 included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.


/s/   KPMG LLP

Boston, Massachusetts
May 9, 2002